BUSINESS DEVELOPMENT AGREEMENT

     THIS BUSINESS DEVELOPMENT AGREEMENT (the "Agreement") is made to be effective the 3rd day of November, 2000, by and between VITRO DIAGNOSTICS, INC., a Nevada corporation (the "Company") and PHARMA-LINKS, INC. (the "Consultant").

                                    RECITALS

     WHEREAS, the Company desires to retain the services of the Consultant to assist the Company in its efforts to execute a strategic alliance, joint venture or other relationship with a third party to exploit and/or develop certain technology of the Company; and

     WHEREAS, the Consultant desires to provide said services in exchange for compensation which shall be payable upon the closing of a business arrangement with such third party, in accordance with the further terms and conditions herein.

     NOW THEREFORE, in consideration of the foregoing recitals, which shall be considered an integral part of this Agreement, and the mutual promises and conditions hereinafter set forth, the parties hereby agree as follows:

1.   Services.
--------------

     1.1. The Consultant shall, and the Company engages the Consultant on an exclusive basis to, provide the following services to the Company during the term of this Agreement (the "Services"):

          a) Introductions. The Consultant shall provide the Company with introductions to third parties (the "Potential Partners") who may enter into agreements with the Company (a "Business Arrangement") for (i) a strategic alliance, joint venture, partnership, equity investment, license or other relationship to develop, produce, market, distribute and/or otherwise exploit certain proprietary technology described in Exhibit "A," attached hereto and incorporated herein by reference (the "Proprietary Technology"), or (ii) a merger, consolidation or other combination, or sale of all or a portion of the business, assets or stock of the Company. These introductions shall include, with the Consultant's reasonable efforts, Pharmacia Corporation, Organon, Inc. Abbott Laboratories, Inc. and such other third parties identified in writing by Consultant or referred by the Company as provided in Section 1.5 below;

          b) Counseling. The Consultant shall counsel the Company regarding the various forms of relationships which may be attractive to the Company, and assist the Company in structuring a relationship that would be advantageous to the Company for the purposes described above and which would be in the best interest of the Company, provided, however, that any final determination with respect thereto shall be the responsibility of and made by the Company;

          c) Presentations. The Consultant shall assist the Company with presentations to the Potential Partners, including, but not limited to, preparation and presentation of introductory material and onsite presentations regarding business, scientific and technological issues and matters;

          d) Negotiations. The Consultant shall, at the Company's direction, further assist the Company in negotiations with the Potential Partners regarding the form and content of a Business Arrangement, and shall assist the Company in the closing of the Business Arrangement; and

          e) Management. The Consultant shall, at the Company's direction, provide strategic assistance with management of the Business Arrangement.

     1.2 Notwithstanding the forgoing Services to be rendered by Consultant and his status as an independent contractor, the terms and conditions of any Business Arrangement or any other agreement to which the Company may be party shall be subject at all times to the approval of the Board of Directors of the Company, and the Board shall not be obligated to accept any proposal submitted by the Consultant.

     1.3 The Consultant shall at all times faithfully, with diligence and the use of his reasonable efforts, experience and talents, perform all the duties that may be reasonably required of him pursuant to this Agreement. The Consultant shall devote as much of the Consultant's time and attention as the Consultant deems necessary to fulfill the Consultant's responsibilities herein, provided that the Consultant is not expected to perform these services on a full-time basis. The Consultant shall determine when and where the Consultant shall provide said services.

     1.4 Consultant shall be an independent contractor with respect to all services provided to the Company. The Company shall not be responsible for payment of FICA/FUTA or for providing workers' compensation insurance for the Consultant. The Company shall not withhold in respect of any state or federal income taxes on account of Consultant's compensation. The Consultant may retain the services of third parties in providing the Services hereunder, provided that Consultant shall be solely responsible for the payment of any fees and compensation in connection therewith. Consultant shall make all arrangements necessary, in its discretion, for timely payment of all the foregoing on Consultant's own account.

     1.5 In the event that the Company or its directors, management or shareholders initiate or receive any meaningful inquiry or are otherwise aware of the interest of any third party concerning any transaction as contemplated in this Agreement, the Company shall promptly inform the Consultant of the third party and its interest and such third party shall be deemed a Potential Partner hereunder and the Consultant shall provide its Services with respect thereto.

     1.6 The Company shall provide the Consultant with such information regarding the Proprietary Technology, the Company and its business and assets as may be reasonably required by the Consultant in performing its Services hereunder, and the Company shall be responsible for the accuracy and completeness of all such information.

2.   Term.
----------

     The term of this Agreement shall be for a period of one year from the effective date set forth above. Upon expiration of the initial one-year term of this Agreement, the term may be extended upon mutual written agreement by the parties.


3.   Fees.
----------

     The Company shall pay to the Consultant a fee for the Services, as follows:

     3.1 Upon completion of the closing of a Business Arrangement ("Closing") within the term of this Agreement (subject to Section 3.3 below), or if a definitive agreement entered into by the Company during the term of this Agreement (subject to Section 3.3 below) with respect to a Business Arrangement is not consummated due to a breach or default by the Company, the Company shall pay the Consultant, in cash, a fee equal to five percent (5 %) of the aggregate consideration received with respect to the Business Arrangement, plus an additional one percent (1%) for each $10 million of such aggregate consideration in excess of $30 million, subject to a maximum fee of ten percent (10%) for any aggregate consideration in excess of $80 million. For the purposes hereof, aggregate consideration shall include cash, assets, securities, license fees, installment payments, milestone payments, royalties, contingent payments and any other form of compensation or sharing of sales or income. In the event the Company enters into a Business Arrangement with more than one Potential Partner, the aggregate consideration used to calculate the Consultant's fee shall be the sum total of the aggregate consideration received or to be received in each Business Arrangement.

     3.2 The fee payable to Consultant under Section 3.1 shall be payable at the time of, and only upon, receipt by the Company of the related aggregate consideration, including receipt thereof following the Closing. In the event the Consultant shall be entitled to a fee under Section 3.1 other than upon consummation of a Closing, the amount of the Consultant's fee with respect to aggregate consideration represented by installments, royalties or other future payments shall be calculated and paid at a discounted rate based on Citibank, N.A.'s then current prime rate.

     3.3 The Consultant shall also be entitled to the fee under Section 3.1 if a Closing occurs, or the Company enters in a definitive agreement with respect to a Business Arrangement, within twelve months (12) after the term of this Agreement, or any extension or renewal thereof.

4.   Expenses.
--------------

     a) In addition to the compensation described in Section 3 above, the Company shall also reimburse the Consultant for reasonable and necessary expenses incurred by the Consultant on the Company's behalf in furtherance of the performance of the Services, upon the presentation by the Consultant, from time to time, of an itemized account of such expenditures, with supporting documentation for travel, entertainment and expenses.

     b) All expenses in excess of $2,500 per month must be approved by the Company in writing in advance.

     c) The Consultant may request an advance from the Company for expenses incurred pursuant to this Agreement.

5.   Non-exclusivity and Non-Compete.
-------------------------------------

     This Agreement does not prohibit the Consultant from performing services of any kind or nature for any other entities or concerns, or from entering into any other business of any kind or nature.

6.   Benefits.
--------------

     The Company shall not provide the Consultant with insurance or any other benefits of any kind whatsoever under this Agreement, except as expressly set forth herein.

7.   Confidential Information.
------------------------------

     a) The Consultant shall enter into a Confidentiality, Non-Disclosure and Non-Circumvention Agreement, attached hereto as Exhibit "B", and incorporated by reference herein.

     b) The Consultant agrees that as a condition of this Agreement, all Potential Partners which may receive any Confidential Information about the Company shall execute and be bound by the Confidentiality, Non-Disclosure and Non-Circumvention Agreement or similar instrument reasonably satisfactory to the Company. The Consultant shall be responsible for obtaining such executed agreement from the Potential Partners and a copy of the executed agreement shall be provided to the Company immediately upon such execution.

8.   General Provisions.
-------------------------

     a) Entire Agreement. This Agreement and its Exhibits constitute the entire understanding of the Parties with regard to this Agreement. There are no representations, promises, warranties, covenants or undertakings other than those expressly set forth herein. No modification or amendment of this Agreement shall be binding unless executed in writing by all Parties.

     b) Waivers. No waiver of any provision of this Agreement shall be deemed a waiver of any other provision, nor shall any single waiver constitute a continuing waiver. The failure of any party to seek redress for violation of, or to insist upon the strict performance of any covenant or condition of this Agreement, shall not prevent a subsequent act which would have originally constituted a violation, from having the effect of an original violation.

     c) Counterparts and Facsimile Signatures. This Agreement may be executed in several counterparts, and all counterparts shall constitute the whole Agreement. Facsimile signatures are acceptable as original signatures.

     d) Indemnification. The Company shall indemnify and hold harmless the Consultant from and against all losses, claims, damages, liabilities and expenses (collectively, "Liabilities") incurred by the Consultant (including fees and disbursements of counsel) which (i) are related to or arise out of actions taken or omitted to be taken (including any untrue statements made or any statements omitted to be made) by the Company or by Consultant with the

Company's  consent or in conformity  with the Company's  actions or omissions or
(ii) are otherwise related to or arise out of the Consultant's activities on the Company's behalf in connection with the Services, and shall reimburse the Consultant for all expenses (including fees and disbursements of counsel), as incurred, in connection with investigating, preparing or defending any such action or claim, whether or not in connection with pending or threatened litigation.; provided that the Company shall not have any liability to the Consultant, nor shall the Consultant have any liability to the Company, for or in connection with Liabilities unless such Liabilities are finally judicially determined to have resulted primarily from the Consultant's willful misfeasance or gross negligence.

     e) Governing Law. This Agreement shall be construed and governed under the laws of the State of New York.


     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement, on the date first above written.

                                    COMPANY:

                                                 VITRO DIAGNOSTICS, INC.


                                              By:  /s/ James R. Musick
                                                   --------------------------
                                                   James R. Musick, President

                                   CONSULTANT:

                                                   PHARMA-LINKS, INC.


                                              By:  /s/ Ronald L. Goode
                                                   --------------------------
                                                   Ronald L. Goode

                                   EXHIBIT "A"

                             PROPRIETARY TECHNOLOGY

a) Technology related to FSH purification according to U.S. Patent Number 5,990,288;

b)   Urofollitropin, purified for injection;

c) Other technology related to FSH that is presently under development including: multiple dose syringe, designer FSH/uFSH, cell line-derived FSH, recombinant FSH, recombinant and cell line- derived LH; and

d) Cell immortalization technology as described in International Publication Number WO 00/43500, entitled "Immortalized Cell Lines and Methods of Making the Same".

                                   EXHIBIT "B"

         CONFIDENTIALITY, NON-DISCLOSURE AND NON-CIRCUMVENTION AGREEMENT

     THIS CONFIDENTIALITY, NON-DISCLOSURE AND NON-CIRCUMVENTION AGREEMENT (the "Agreement"), is made to be effective this _____ day of __________, 200__, by and between VITRO DIAGNOSTICS, a Nevada corporation (the "Company") and ____________________________ (the "Receiving Party").

                                 R E C I T A L S

     WHEREAS, the Company and Receiving Party desire to enter into preliminary discussions concerning a possible business relationship, including, without limitation, partnership or joint venture for the mutual benefit of each party; and

     WHEREAS, in order to explore the possibility of entering into this business arrangement, it will be necessary for Company to furnish the Receiving Party information which Company deems to be confidential (the "Confidential Information"); and

     WHEREAS, the Company shall disclose Confidential Information to the Receiving Party for the purposes set forth herein, only on the condition that the Receiving Party agree that all such information remains strictly confidential, and shall not be used by the Receiving Party or its agents, employees, representatives or assigns to profit from the use of such Confidential Information or to circumvent or interfere in any manner with any prospective business opportunity or advantage which Company may have, or for any other purpose whatsoever, without the prior written consent of Company.

     NOW THEREFORE, in consideration of the foregoing recitals, which shall be considered an integral part of this Agreement, and the mutual promises and conditions hereinafter set forth, the parties hereby agree as follows:

1.   Definitions.
-----------------

     (a) For the purposes of this Agreement, "Confidential Information" shall mean any information disclosed by Company which is marked "Confidential" and/or "Proprietary," which Company or its representatives indicate verbally is confidential or proprietary, resulting from negotiations, plans or agreements contemplated, discussed or reached between the parties or which would logically be considered confidential and/or proprietary in view of its relationship to the whole disclosure, whether such information is oral or written, acquired, devised or developed in any manner by or from Company's personnel or files.

     (b) The Confidential Information includes all forms of communications, including, but not limited to, data, analysis, summaries, reports, ideas, concepts and information of all kinds. The Confidential Information, also includes, but is not limited to, technical data, financial data, and business plans, in whatever form or medium provided to the Receiving Party, whether tangible or intangible, as well as all information generated by the Receiving Party that contains, reflects or is derived from the Confidential Information.

     (c) Company may, at its option, give written notice to the Receiving Party, of oral disclosures that contain Confidential Information. Such notice shall be provided within fifteen (15) days of such oral disclosure. Notwithstanding, the failure of Company to give such notice does not exclude such information as being Confidential Information under this Agreement.

     (d) The Confidential Information also includes, but is not limited to, all ideas, concepts and improvements to any of the foregoing, that the Receiving Party learns of, conceives, develops or creates that directly or indirectly arises from or relates to the Confidential Information.

2.   Prohibition.
-----------------

     (a) The Receiving Party agrees to keep confidential and not to disclose to any other person or entity all Confidential Information being provided by Company and not to use such information for any purpose whatsoever, including the benefit or profit of the Receiving Party, other than evaluating the possibility of a business arrangement with Company. The Receiving Party will not make any oral or written disclosure concerning the information being provided to it to any person or entity without the prior written approval of Company.

     (b) The Receiving Party shall not reveal the Confidential Information to any persons except: (i) to the Receiving Party's directors, officers, employees, and representatives whose knowledge of the information is essential to the purposes for which the Confidential Information is disclosed or received, and whose identities will be provided to Company. The Receiving Party also warrants that it shall not attempt nor have any third party attempt, to reverse engineer any Company technology.

     (c) The Receiving Party hereby agrees to take all necessary precautions, including the establishment of appropriate procedures and disciplines with its employees, consultants and agents, to safeguard in strictest confidence the information being provided to Receiving Party. The Receiving Party further agrees to take all actions necessary to enforce compliance with this Agreement, and agrees to notify Company immediately if it believes, or has reason to believe, that the confidentiality has been or is about to be violated.

     (d) The foregoing restrictions on the Receiving Party's disclosure and use of the Confidential Information will not apply to the extent that such information is:

          (i) known to the Receiving party before receipt from Company, or

          (ii) of public knowledge or domain without breach of the Receiving Party's obligation under this Agreement, or

          (iii) as to which and to the extent to which the Receiving Party has received express written consent from Company to disclose or use the Confidential Information, or

          The Receiving Party will have the burden of proof respecting any of the aforementioned events on which the Receiving Party may rely as relieving it from the restrictions on disclosure or use of Confidential Information.

3.   Non-Circumvention.
-----------------------

     The Receiving Party agrees for itself, its agents, employees and representatives that no contract shall be made and no contact initiated, directly or indirectly, with any third party whose identity may be disclosed in any Confidential Information and no action shall be taken, whether directly or indirectly, to circumvent or interfere in any manner with any relationship, opportunity or advantage Company may have established or interfere in any manner whatsoever with the business of Company.

4.   Term.
----------

     The Receiving Party is bound by this Agreement from the date the Parties initiated discussions regarding the field or projects described above (the "Effective Date") and for an indefinite period from the Effective Date.

5.   Mandatory Disclosure.
--------------------------

     In the event Receiving Party (or any of the representatives) receives a request or is required (by deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar purpose) to disclose all or any part of the Confidential Information, the Receiving Party or representatives, as the case may be, agrees to immediately notify Company of the existence of and the terms and circumstances surrounding such request or requirement so that Company may seek a protective order or other appropriate remedy. In the event that such protective order or other remedy is not obtained or that Company waives compliance with the provisions hereof, then (a) the Receiving Party or the representatives, as the case may be, may disclose to any tribunal only that portion of the Confidential Information which Receiving Party, as advised by counsel, is legally required to be disclosed and shall seek assurance that confidential treatment will be accorded such Confidential Information, and (b) Receiving Party shall not be liable for such disclosure unless disclosure to any such tribunal was caused by or resulted from a previous disclosure by Receiving Party or any of the representatives not permitted by this Agreement.

6.   No License.
----------------

     The furnishing of Confidential Information under this Agreement will not constitute or be construed as a grant of any express or implied license or other right of action (except with respect to the evaluation contemplated in the Agreement) by Company to the Receiving Party under any of Company's patents, copyrights or other intellectual property rights.

7.   Binding on Successors.
---------------------------

     In the event of a sale, merger, consolidation, corporate separation, reorganization or acquisition which results in the change of control of the Receiving Party's business ("Asset Transfer Event"), this Agreement shall survive the Asset Transfer Event, continue to bind the Receiving Party and the resulting entity(ies), and remain in full force and effect throughout the Term.

8.   Return of Confidential Information.
----------------------------------------

     Upon written notice from Company or upon completion of the purpose of this Agreement, the Receiving Party shall immediately deliver to Company all material

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

of whatever nature that is in the possession or control of Receiving Party (including all copies thereof) or its respective agents, employees or representatives and which relates in any manner to any Confidential Information; provided, however, that despite any such return of material, the Receiving
Party, its representatives and employees shall retain in the strictest confidence all Confidential Information. The Receiving Party thereafter shall not utilize or reproduce in whole or in part such information in any respect whatsoever. The responsible officer of the Receiving Party shall certify in writing that the Receiving Party has returned all material to Company or has otherwise completely destroyed the same. In the event any Confidential Information is discovered at a later time, that Confidential Information shall be returned to Company or destroyed. Any information that is inadvertently not returned or destroyed, shall be continued to be treated as Confidential Information in accordance with the provisions herein.

9.   Copies.
------------

     Any copies of the Confidential Information or notes and other memorandum prepared by the Receiving Party shall be treated as Confidential Information. Copies shall be made only of Confidential Information that Company so designates.

10.  Remedies.
--------------

     The Receiving Party acknowledges that a breach of its obligations herein may subject Company to immediate and irreparable harm for which monetary damages alone cannot adequately compensate it. Receiving Party therefore consents to the granting of injunctive relief, whether temporarily, preliminarily or final, in favor of Company for an alleged breach or prospective breach of such obligations by Receiving Party or a party subject it its control, without the necessity of proof of actual damages. Notwithstanding the foregoing, Company shall have the right to pursue any other remedies, either at law or in equity for any breach or prospective breach of this Agreement.

11.  Indemnification.
---------------------

In addition to the foregoing, the Receiving Party hereby agrees to indemnify and hold forever harmless Company, its agents, representative, employees, affiliates and assigns from and against any and all damages, liabilities, actions, suits, proceedings, losses, costs and expenses (including reasonable attorneys' and experts fees) arising out of or in connection with any breach by the Receiving Party of this Agreement.

12.  Governing Law.
-------------------

     This Agreement shall be governed in all respects by the laws of the State of Colorado.

13.  Entire Agreement.
----------------------

     This Agreement is the entire Agreement between the Parties and supersedes all prior agreement or understandings concerning this subject matter.

14.  Binding Nature; Assignment.
--------------------------------

     This Agreement shall not be assigned by either party without the prior written consent of the other party. This Agreement shall be binding on the successors and permitted assigns of the Parties.

15.  Modification.
------------------

     This Agreement can only be modified, amended or waived in writing signed by the party to be charged.


16.  Costs.
-----------

     In the event any legal action is taken by either party to enforce this Agreement, the prevailing party in such action shall be entitled to recover attorneys' fees and costs from the other party.

17.  Partial Invalidity.
------------------------

     In the event that one or more of the provisions of this Agreement shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provision contained herein shall not in any way be affected or impaired thereby.

18.  No Waiver.
---------------

     No waiver of any provision of this Agreement shall be deemed a waiver of any other provision, nor shall any single waiver constitute a continuing waiver. The failure of any party to seek redress for violation of, or to insist upon the strict performance of any covenant or condition of this Agreement, shall not prevent a subsequent act which would have originally constituted a violation, from having the effect of an original violation.

19.  Survival.
--------------

     The Receiving Party's obligations under this agreement shall survive any other agreements or relationship that the Receiving Party may have with Company, and shall be enforceable notwithstanding any other obligations, agreements, waivers, or breaches.


     IN WITNESS WHEREOF, the parties have executed this Confidentiality, Non-Disclosure and Non-Circumvention Agreement as of the day and year first above written.



                                    COMPANY:

                                                 VITRO DIAGNOSTICS, INC.


                                              By:
                                                   --------------------------
                                                   James R. Musick, President



                                                   RECEIVING PARTY:


                                              By:
                                                   --------------------------

                                        5